Exhibit 99.1

FOR IMMEDIATE RELEASE

Central Maine Power Transmission Proposal Selected as

Solution for Massachusetts Clean Energy Initiative

The New England Clean Energy Connect will advance as the alternative if the Northern Pass Transmission project fails to secure its New Hampshire permit by March 27

ORANGE, Connecticut, February 16, 2018 – AVANGRID, Inc. (NYSE: AGR), a diversified energy company, and its subsidiary Central Maine Power Company (CMP) today confirmed that the New England Clean Energy Connect (NECEC) transmission project has been selected by the Massachusetts electric utilities and the Massachusetts Department of Energy Resources in the Commonwealth’s 83D clean energy Request for Proposal (RFP) to move forward as the alternative if the Northern Pass Transmission project fails to win approval from the New Hampshire Site Evaluation Committee by March 27, 2018.

CMP proposed the $950 million NECEC in a joint bid with Hydro-Québec to deliver renewable energy from Québec to the New England grid in response to the RFP. CMP intends to continue all aspects of permitting and planning for the NECEC to meet our proposed in-service date. CMP will also immediately begin negotiation of long-term contracts with the state’s electric distribution companies to prepare for a submission to the Massachusetts Department of Public Utilities in April 2018.

“Our applications for state and federal permits are moving forward with the strong support of communities and stakeholders in Maine,” said Doug Herling, president and chief executive officer of Central Maine Power. “We believe the NECEC is a cost-effective response to Massachusetts’ needs, and given our experience building projects of greater scale and complexity here in our home state, we’re confident we can meet our commitments to the Commonwealth.”

CMP’s proposed NECEC includes a 145-mile transmission line linking the electrical grids in Québec and New England. The project will add 1,200 megawatts of transmission capacity to supply New England with power from reliable hydroelectric generation. Host communities in western Maine will see direct economic gains from the investment and share in the regional benefits of lower energy costs and reduced greenhouse gas emissions. Maine county and municipal officials, business leaders, and policymakers have given strong support for the project. CMP submitted applications for all state and federal permits in mid-2017. The company expects to receive state approvals later this year and final federal permits in early 2019. More information about the NECEC is provided in the attached materials.

“CMP proposed a cost effective transmission solution, and paired it with a strong proposal for clean energy from Hydro-Québec,” said Jim Torgerson, chief executive officer of AVANGRID. “This project is another example of how the AVANGRID companies are providing effective solutions to timely and complex regional energy challenges. AVANGRID is committed to investing in the region’s clean energy infrastructure, and delivering on the promise of the NECEC proposal.”

“A new transmission link between Maine and Québec would deliver a reliable, firm supply of clean energy to help dampen seasonal price instability when high demand puts pressure on natural gas supplies,” said Bob Kump, president and chief executive officer of Avangrid Networks, Inc., AVANGRID’s utility holding company and parent corporation of CMP. “We appreciate the opportunity to advance reliable, cost-effective solutions for the benefit of the Commonwealth’s energy consumers and the region. We also thank Governor Baker, Secretary of Energy and Environmental Affairs Matthew Beaton, DOER Commissioner Judith Judson, and the Massachusetts legislature for their resourcefulness and vision in passing a clean energy law that will allow every resident in the Commonwealth to benefit from clean renewable energy resources.”

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Forward Looking Statements: This press release contains a number of forward-looking statements. Forward-looking statements may be identified by the use of forward-looking terms such as “may,” “will,” “should,” “can,” “expects,” “future,” “would,” “could,” “can,” “expect(s,)” “believe(s),” “anticipate(s),” “intend(s),” “plan(s),” “estimate(s),” “project(s),”“assume(s),” “guide(s),” “target(s),” “forecast(s),” “are (is) confident that” and “seek(s)”“can,” “expects,” “believes,” “anticipates,” “intends,” “plans,” “estimates,” “projects,” “assumes,” “guides,” “targets,” “forecasts,” “is confident that” and “seeks” or the negative of such terms or other variations on such terms or comparable terminology. Such forward-looking statements include, but are not limited to, statements about our plans, objectives and intentions, outlooks or expectations for earnings, revenues, expenses or other future financial or business performance, strategies or expectations, or the impact of legal or regulatory matters on business, results of operations or financial condition of the business and other statements that are not historical facts. Such statements are based upon the reasonable current beliefs, expectations, and assumptions of our management and are subject to significant risks and uncertainties that could cause actual outcomes and results to differ materially. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, without limitation: our future financial performance, anticipated liquidity and capital expenditures; actions or inactions of local, state or federal regulatory agencies; success in retaining or recruiting, our officers, key employees or directors; changes in levels or timing of capital expenditures; adverse developments in general market, business, economic, labor, regulatory and political conditions; fluctuations in weather patterns; technological developments; the impact of any cyber-breaches, grid disturbances, acts of war or terrorism or natural disasters; the impact of any change to applicable laws and regulations affecting operations, including those relating to environmental and climate change, taxes, price controls, regulatory approvals and permitting; and other presently unknown or unforeseen factors.

Additional risks and uncertainties are set forth under the “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2016 and our Quarterly Report on Form 10-Q for the nine months ended September 30, 2017, which are on file with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should any of the underlying assumptions prove incorrect, actual results may vary in material respects from those expressed or implied by these forward-looking statements. You should not place undue reliance on these forward-looking statements. We do not undertake any obligation to update or revise any forward-looking statements to reflect events or circumstances after the date of this press release, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

About AVANGRID: AVANGRID, Inc. (NYSE: AGR) is a diversified energy and utility company with approximately $32 billion in assets and operations in 27 states. The company owns regulated utilities and electricity generation assets through two primary lines of business, Avangrid Networks and Avangrid Renewables. Avangrid Networks is comprised of eight electric and natural gas utilities, serving approximately 3.2 million customers in New York and New England. Avangrid Renewables operates more than 6 gigawatts of owned and controlled renewable generation capacity, primarily through wind and solar, in 22 states across the United States. AVANGRID employs approximately 6,800 people. For more information, visit www.avangrid.com.

About CMP: Central Maine Power Company (CMP) is a subsidiary of AVANGRID, Inc. (NYSE: AGR). As Maine’s largest electricity transmission and distribution utility, CMP serves 619,000 homes and businesses, representing about 80% of Maine’s customer base. J.D. Power and Associates has ranked the company #1 in customer satisfaction seven times. For more information, visit www.cmpco.com.

Media Contact:

Michael West

Corporate Communications

(203) 499-3858